Exhibit 10.7

ADMINISTRATIVE SERVICES AGREEMENT

May 1, 2025

CGC III Sponsor LLC

505 Fifth Avenue, 15th Floor

New York, New York 10017

Ladies and Gentlemen:

This letter agreement will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the Registration Statement on Form S-1 (File No. 333-284565) filed with the U.S. Securities and Exchange Commission (together with the related Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Cartesian Growth Corporation III (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), CGC III Sponsor LLC (the “Provider”) shall directly or indirectly make available to the Company certain office space, utilities and secretarial and administrative support as may be required by the Company from time to time, situated at 505 Fifth Avenue, 15th Floor, New York, New York 10017 (or any successor location). In exchange therefor, the Company shall pay the Provider a sum of up to $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Provider hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or for any other reason and will not seek recourse against the Trust Account or any other payment or monies from the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the prior written consent of the other party.

This letter agreement shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that would apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

CARTESIAN GROWTH CORPORATION III

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

CGC III SPONSOR LLC

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	President and Manager

[Signature Page to Administrative Services Agreement]